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                                 EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-94163, 333-34740 and 333-44646) of
SciQuest, Inc. of our report dated January 25, 2002 relating to the financial statements which appear in this Form 10-K. We also consent to the incorporation by reference in these Registration Statements of the reference to us under heading "Selected Financial Data" in this Form 10-K.

/s/  PricewaterhouseCoopers LLP

Raleigh, North Carolina
March 15, 2002